EXHIBIT 3
                                                                   ---------


                                                             Conformed Copy
                                                             --------------









===========================================================================



                        AGREEMENT AND PLAN OF MERGER



                        Dated as of April 20, 1995,



                                  Between





                         CRIMSON ACQUISITION CORP.



                                    And



                               BRUNO'S, INC.





===========================================================================

                                   TABLE OF CONTENTS
                                   -----------------

                                                                       Page
                                                                       ----

                                       ARTICLE I

                                       The Merger . . . . . . . . . . .   3

            SECTION 1.01.  The Merger . . . . . . . . . . . . . . . . .   3

            SECTION 1.02.  Closing  . . . . . . . . . . . . . . . . . .   3

            SECTION 1.03.  Effective Time of the Merger . . . . . . . .   3

            SECTION 1.04.  Effects of the Merger  . . . . . . . . . . .   4

            SECTION 1.05.  Articles of Incorporation; By-Laws;
                 Purposes . . . . . . . . . . . . . . . . . . . . . . .   4

            SECTION 1.06.  Directors  . . . . . . . . . . . . . . . . .   4

            SECTION 1.07.  Officers . . . . . . . . . . . . . . . . . .   5

                                       ARTICLE II

                    Effect of the Merger on the Capital Stock of the
                                Constituent Corporations  . . . . . . .   5

            SECTION 2.01.  Effect on Capital Stock  . . . . . . . . . .   5

            SECTION 2.02.  Company Common Stock Elections . . . . . . .   8

            SECTION 2.03.  Proration  . . . . . . . . . . . . . . . . .  11

            SECTION 2.04.  Stock Plans  . . . . . . . . . . . . . . . .  13

            SECTION 2.05.  Exchange of Certificates . . . . . . . . . .  15

                                      ARTICLE III

                             Representations and Warranties . . . . . .  20

            SECTION 3.01.  Representations and Warranties of the
                 Company  . . . . . . . . . . . . . . . . . . . . . . .  20

            SECTION 3.02.  Representations and Warranties of Newco  . .  57

            SECTION 3.03.  Agreement to Deliver Article III Disclosure
                 Schedules  . . . . . . . . . . . . . . . . . . . . . .  60

                                       ARTICLE IV

               Covenants Relating to Conduct of Business Prior to Merger
                                                                         61

            SECTION 4.01.  Conduct of Business of the Company . . . . .  61

                                       ARTICLE V

                                                                       Page
                                                                       ----

                                 Additional Agreements  . . . . . . . .  67

            SECTION 5.01.  Preparation of Form S-4 and Proxy
                 Statement; Stockholder Meeting . . . . . . . . . . . .  67

            SECTION 5.02.  Access to Information; Confidentiality . . .  69

            SECTION 5.03.  Best Efforts . . . . . . . . . . . . . . . .  71

            SECTION 5.04.  Benefit Matters  . . . . . . . . . . . . . .  75

            SECTION 5.05.  Indemnification  . . . . . . . . . . . . . .  77

            SECTION 5.06.  Public Announcements . . . . . . . . . . . .  79

            SECTION 5.07.  Affiliates . . . . . . . . . . . . . . . . .  80

            SECTION 5.08.  No Solicitation. . . . . . . . . . . . . . .  80

            SECTION 5.09.  Resignation of Directors . . . . . . . . . .  82

            SECTION 5.10.  Certain Agreements . . . . . . . . . . . . .  83

            SECTION 5.11.  Stop Transfer  . . . . . . . . . . . . . . .  83
                 SECTION 5.12.  Golf Tournament . . . . . . . . . . . .  83

                                       ARTICLE VI
                                  Conditions Precedent  . . . . . . . .  84

            SECTION 6.01.  Conditions to Each Party's Obligation To
                 Effect the Merger  . . . . . . . . . . . . . . . . . .  84

            SECTION 6.02.  Conditions to Obligations of Newco . . . . .  85

            SECTION 6.03.  Conditions to Obligation of the Company  . .  88

                                      ARTICLE VII
                           Termination, Amendment and Waiver  . . . . .  89

            SECTION 7.01.  Termination  . . . . . . . . . . . . . . . .  89

            SECTION 7.02.  Effect of Termination  . . . . . . . . . . .  92

            SECTION 7.03.  Amendment  . . . . . . . . . . . . . . . . .  92

            SECTION 7.04.  Extension; Waiver  . . . . . . . . . . . . .  92

            SECTION 7.05.  Procedure for Termination, Amendment,
                 Extension or Waiver  . . . . . . . . . . . . . . . . .  93

                                      ARTICLE VIII

                                   General Provisions . . . . . . . . .  93

            SECTION 8.01.  Nonsurvival of Representations and
                 Warranties . . . . . . . . . . . . . . . . . . . . . .  93

                                                                       Page
                                                                       ----

            SECTION 8.02.  Fees and Expenses  . . . . . . . . . . . . .  93

            SECTION 8.03.  Notices  . . . . . . . . . . . . . . . . . .  97

            SECTION 8.04.  Definitions  . . . . . . . . . . . . . . . .  98

            SECTION 8.05.  Interpretation . . . . . . . . . . . . . . .  99

            SECTION 8.06.  Counterparts . . . . . . . . . . . . . . . .  99

            SECTION 8.07.  Entire Agreement; No Third-Party
                 Beneficiaries  . . . . . . . . . . . . . . . . . . . . 100

            SECTION 8.08.  GOVERNING LAW  . . . . . . . . . . . . . . . 100

            SECTION 8.09.  Assignment . . . . . . . . . . . . . . . . . 100

            SECTION 8.10.  Enforcement  . . . . . . . . . . . . . . . . 100



            SCHEDULES

            Disclosure Schedule


            EXHIBIT

            Exhibit A      Amendments to Articles of Incorporation of
                             the Company
            Exhibit B      Form of Affiliate Letter

                    AGREEMENT AND PLAN OF MERGER dated as of
                    April 20, 1995 between CRIMSON ACQUISITION
                    CORP., an Alabama corporation ("Newco"), and
                                                    -----
                    BRUNO'S, INC., an Alabama corporation (the
                    "Company").
                     -------


          WHEREAS, the respective Boards of Directors of the Company and

Newco have determined that the merger of Newco with and into the Company

(the "Merger"), upon the terms and subject to the conditions set forth in
      ------

this Agreement, would be fair and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger,

pursuant to which each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately
              --------------------

prior to the Effective Time of the Merger (as defined in Section 1.03) will be converted into either (A) the right to retain at the election of the holder thereof and subject to the terms hereof, common stock, par value

$.01 per share, of the Company or (B) the right to receive cash, other than

(a) shares of Company Common Stock owned, directly or indirectly, by the

Company or any subsidiary (as defined in Section 8.04) of the Company or by

Parent, Newco or any subsidiary of Parent and (b) Dissenting Shares (as defined in Section 2.01(e));

          WHEREAS, the Merger and this Agreement require the vote of two-

thirds of the shares of the Company Common Stock for the approval thereof

(the "Company Stockholder Approval");
      ----------------------------

          WHEREAS, Newco is a wholly owned subsidiary of BI Associates L.P.

("Parent");
  ------

          WHEREAS, Newco is unwilling to enter into this Agreement unless,

contemporaneously with the execution and delivery of this Agreement, (i) the Company grants to Newco (or its designee) an option (the "Option") to purchase up to 15,541,570 shares of
                          ------

Company Common Stock (subject to adjustment) pursuant to the Stock Option

Agreement, dated as of the date hereof (the "Option Agreement"), between
                                             ----------------

Newco and the Company and (ii) certain beneficial and record stockholders of the Company enter into agreements (collectively, the "Stockholders
                                                         ------------

Agreement") providing for certain actions relating to the transactions
- ---------

contemplated by this Agreement; and in order to induce Newco to enter into this Agreement, the Company has (a) agreed to grant Newco (or its designee)

the Option and to enter into, execute and deliver the Option Agreement and

(b) approved the entering into by Newco and such stockholders of the

Stockholders Agreement, and such stockholders have agreed to enter into,

execute and deliver the Stockholders Agreement;

          WHEREAS, Newco and the Company desire to make certain

representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

          WHEREAS, it is intended that the Merger be recorded as a

recapitalization for financial reporting purposes.

          NOW, THEREFORE, in consideration of the representations,

warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                 ARTICLE I

                                 The Merger
                                 ----------

          SECTION 1.01.  The Merger.  Upon the terms and subject to the
                         ----------

conditions set forth in this Agreement, and in accordance with the Alabama

Business Corporation Act (the "ABCA"), Newco shall be merged with and into
                               ----

the Company at the Effective Time of the Merger.  Upon the Effective Time

of the Merger, the separate existence of Newco shall cease, and the Company shall continue as the surviving corporation and shall continue under the name "Bruno's, Inc."

          SECTION 1.02.  Closing.  Unless this Agreement shall have been
                         -------

terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger

(the "Closing") will take place at 10:00 a.m. on the second business day
      -------

after satisfaction of the conditions set forth in Section 6.01 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) (the "Closing Date"), at
                                                      ------------

the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York,

New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

          SECTION 1.03.  Effective Time of the Merger.  As soon as
                         ----------------------------

practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed
                                              ------------------

in accordance with the
relevant provisions of the ABCA and shall make all other filings or recordings required under the ABCA.  The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of

State of the State of Alabama, or at such other time as is permissible in accordance with the ABCA and as Newco and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").
           ----------------------------

          SECTION 1.04.  Effects of the Merger.  The Merger shall have the
                         ---------------------

effects set forth in Section 10-2B-11.06 of the ABCA (or any successor provision).

          SECTION 1.05.  Articles of Incorporation; By-Laws; Purposes.
                         --------------------------------------------

(a)  The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and, as so amended, until thereafter further amended as provided therein and under the

ABCA, it shall be the articles of incorporation of the Company following the Merger.

          (b)  The By-laws of Newco as in effect at the Effective Time of the Merger shall be the By-laws of the Company following the Merger until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06.  Directors.  The directors of Newco at the
                         ---------

Effective Time of the Merger shall be the directors of the Company following the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07.  Officers.  The officers of Newco at the Effective
                         --------

Time of the Merger shall be the officers of the Company following the

Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                 ARTICLE II

              Effect of the Merger on the Capital Stock of the
              ------------------------------------------------
                          Constituent Corporations
                          ------------------------

          SECTION 2.01.  Effect on Capital Stock.  As of the Effective Time
                         -----------------------

of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Newco:

          (a)  Common Stock of Newco.  Each share of common stock of Newco
               ---------------------

     issued and outstanding immediately prior to the Effective Time of the

     Merger shall be converted into a number of shares of the common stock,

     par value $.01 per share, of the Company following the Merger equal to the quotient of (i) 21,600,000 divided by (ii) the number of shares of common stock of Newco outstanding immediately prior to the Effective

     Time of the Merger.

          (b)  Cancellation of Treasury Stock and Parent-Owned Company
               -------------------------------------------------------

     Common Stock.  Each share of Company Common Stock that is owned by the
     ------------

     Company or by any subsidiary of the Company, and each share of Company

     Common Stock that is owned by Parent, Newco or any subsidiary of

     Parent shall automatically be cancelled and retired and shall cease to exist, and no cash, Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c)  Conversion (or Retention) of Company Common Stock.  Except
               -------------------------------------------------

     as otherwise provided herein and subject to Section 2.03, each issued and outstanding share of Company Common Stock shall be converted into the following (the "Merger Consideration"):
                         --------------------

               (i)  for each such share of Company Common Stock with

          respect to which an election to retain Company Common Stock has been effectively made and not revoked or lost, pursuant to

          Sections 2.02(c), (d) and (e) ("Electing Shares"), the right to
                                          ---------------

          retain one fully paid and nonassessable share of Company Common

          Stock (a "Non-Cash Election Share"); and
                    -----------------------

              (ii)  for each such share of Company Common Stock (other than

          Electing Shares), the right to receive in cash from the Company following the Merger an amount equal to $12.50 (the "Cash
                                                               ----

          Election Price").
          --------------

          (d)  Dissenting Shares.  Notwithstanding anything in this
               -----------------

     Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who has the right to demand payment for and an appraisal of such shares in accordance with Article 13 of the ABCA (or any successor provision) ("Dissenting Shares") shall not be converted
                                -----------------

     into a right to receive Merger Consideration or any cash in lieu of fractional shares of Common Stock unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any.  If, after the Effective Time of the

     Merger, such holder fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a share

     (other than an Electing Share) that had been converted as of the

     Effective Time of the Merger into the right to receive Merger

     Consideration in accordance with this Section 2.01.  The Company shall give prompt notice to Newco of any demands received by the Company for appraisal of shares of Company Common Stock, and Newco shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.  The Company shall not, except with the prior written consent of Newco, make any payment with respect to, or settle or offer to settle, any such demands.

          (e)  Cancellation and Retirement of Company Common Stock.  As of
               ---------------------------------------------------

     the Effective Time of the Merger, all shares of Company Common Stock

     (other than shares referred to in Section 2.01(b) and 2.01(c)(i))

     issued and outstanding immediately prior to the Effective Time of the

     Merger, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive cash, including
     cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.05.

          SECTION 2.02.  Company Common Stock Elections.  (a)  Each person
                         ------------------------------

who, on or prior to the Election Date referred to in (c) below, is a record holder of shares of Company Common Stock will be entitled, with respect to all or any portion of his shares, to make an unconditional election (a

"Non-Cash Election") on or prior to such Election Date to retain Non-Cash
 -----------------

Election Shares, on the basis hereinafter set forth.

          (b)  Prior to the mailing of the Proxy Statement (as defined in

Section 3.01(d)), Newco shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the payment of the Merger
                     --------------

Consideration.

          (c)  Newco shall prepare and mail a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of
                                                                 -------

Election"), with the Proxy Statement to the record holders of Company
- --------

Common Stock as of the record date for the Stockholders Meeting (as defined in Section 5.01(c)), which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect to retain

Non-Cash Election Shares for any or all shares of Company Common Stock held, subject to the provisions of Section 2.03 hereof, by such holder.

The Company will use its best efforts to make the Form of Election and the

Proxy Statement available to all persons who become holders of Company

Common Stock during the period between such record date and the Election

Date referred to below.  Any
such holder's election to retain Non-Cash Election Shares shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day

(the "Election Date") next preceding the date of the Stockholders Meeting,
      -------------

a Form of Election properly completed and signed and accompanied by certificates for the shares of Company Common Stock to which such Form of

Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States,

provided such certificates are in fact delivered to the Exchange Agent within five NASDAQ trading days after the date of execution of such guarantee of delivery).

          (d)  Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the

Exchange Agent (i) prior to 5:00 p.m, New York City time on the Election

Date or (ii) after the date of the Proxy Statement, if (and to the extent that) the Exchange Agent is legally required to permit revocations and the

Effective Time of the Merger shall not have occurred prior to such date.

In addition, all Forms of Election shall automatically be revoked if the

Exchange Agent is notified in writing by Newco and the Company that the

Merger has been abandoned.  If a Form of

Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

          (e)  The determination of the Exchange Agent shall be binding whether or not elections to retain Non-Cash Election Shares have been properly made or revoked pursuant to this Section 2.02 with respect to shares of Company Common Stock and when elections and revocations were received by it.  If the Exchange Agent determines that any election to retain Non-Cash Election Shares was not properly made with respect to shares of Company Common Stock, such shares shall be treated by the

Exchange Agent as shares which were not Electing Shares at the Effective

Time of the Merger, and such shares shall be exchanged in the Merger for cash pursuant to Section 2.01(c)(ii).  The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by

Section 2.03, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock.  The Exchange Agent may,

with the mutual agreement of Newco and the Company, make such rules as are consistent with this Section 2.02 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

          SECTION 2.03.  Proration.
                         ---------

          (a)  Notwithstanding anything in this Agreement to the contrary,

the aggregate number of shares of Company Common Stock to be converted into the right to retain Company Common Stock at the Effective Time of the

Merger (the "Non-Cash Election Number") shall be equal to (i) 2,413,000
             ------------------------

(excluding for this purpose any shares of Company Common Stock to be cancelled pursuant to Section 2.01(b)) plus (ii) a number of shares equal to the number of record holders of Company Common Stock immediately prior to the Effective Time of the Merger.

          (b)  If the number of Electing Shares exceeds the Non-Cash

Election Number, then each Electing Share shall be converted into the right to retain Non-Cash Election Shares or receive cash in accordance with the terms of Section 2.01(c) in the following manner:

          (i)  A proration factor (the "Non-Cash Proration Factor") shall
                                        -------------------------

     be determined by dividing the Non-Cash Election Number by the total number of Electing Shares.

         (ii)  The number of Electing Shares covered by each Non-Cash

     Election to be converted into the right to retain Non-Cash Election

     Shares shall be determined by multiplying the Non-Cash Proration

     Factor by the total number of Electing Shares covered by such Non-Cash

     Election.

        (iii)  All Electing Shares, other than those shares converted into the right to receive Non-Cash Election Shares in accordance with

     Section 2.03(b)(ii), shall be converted into cash (on a consistent basis among shareholders who made
     the election referred to in Section 2.01(c)(i), pro rata to the number of shares as to which they made such election) as if such shares were not Electing Shares in accordance with the terms of Section

     2.01(c)(ii).

          (c)  If the number of Electing Shares is less than the Non-Cash

Election Number, then:

          (i)  all Electing Shares shall be converted into the right to retain Company Common Stock in accordance with the terms of Section

     2.01(c)(i);

         (ii)  additional shares of Company Common Stock other than

     Electing Shares shall be converted into the right to retain Non-Cash

     Election Shares in accordance with the terms of 2.01(c) in the following manner:

               (1)  a proration factor (the "Cash Proration Factor") shall
                                             ---------------------

          be determined by dividing (x) the difference between the Non-Cash

          Election Number and the number of Electing Shares, by (y) the total number of shares of Company Common Stock other than

          Electing Shares; and

               (2)  the number of shares of Company Common Stock in

          addition to Electing Shares to be converted into the right to retain Non-Cash Election Shares shall be determined by

          multiplying the Cash Proration Factor by the total number of shares other than Electing Shares; and

        (iii)  subject to Section 2.01(d), shares of Company Common Stock subject to clause (ii) of this paragraph (c) shall be converted into the right to retain Non-Cash Election Shares in accordance with Section 2.01(c)(i) (on a consistent basis among shareholders who held shares of Company Common Stock as to which they did not make the election referred to in Section 2.01(c)(i), pro rata to the number of shares as to which they did not make such election).

          SECTION 2.04.  Stock Plans.  (a)  As soon as practicable
                         -----------

following the date of this Agreement, the Board of Directors of the Company

(or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i)  cause written notification of the Merger to be given to each holder of a Company Stock Option (as defined below) by the Board of

     Directors as provided in the Stock Plans (as defined below) to the effect that each such holder of a Company Stock Option (as defined below) may exercise such Company Stock Option no later than thirty days from the date of such notification (the "Exercise Period"), it
                                                   ---------------

     being understood that (x) with respect to any person, unless exercised within the Exercise Period (or cancelled in exchange for a cash payment pursuant to clause (y) of paragraph (ii) below) each Company

     Stock Option shall expire at the end of the Exercise Period and (y)

     with respect to any person subject to Section 16(a) of the Securities

     Exchange Act of 1934 ("Exchange Act"), no such person shall
                            ------------
     be entitled to a cash payment in the manner described in clause (y) of paragraph (ii) below; and

         (ii)  adjust the terms of all outstanding employee or director stock options to purchase shares of Company Common Stock ("Company
                                                                -------

     Stock Options") granted under any stock option or stock purchase plan,
     -------------

     program or arrangement of the Company, including without limitation,

     the Employee Incentive Stock Option Plan, the Second Amended and

     Restated Employee Stock Option Plan and the Non-Employee Director

     Stock Option Plan (collectively, the "Stock Plans"), to provide that,
                                           -----------

     at the Effective Time of the Merger (x) each Company Stock Option outstanding immediately prior to the Effective Time of the Merger shall vest as a consequence of the Merger and (y) with respect to any person not subject to Section 16(a) of the Securities Exchange Act of

     1934 ("Exchange Act"), each Company Stock Option having an exercise
            ------------

     price of less than $12.50, shall be cancelled in exchange for a payment from the Company after the Merger (subject to any applicable withholding taxes) equal to the product of (1) the total number of shares of Company Common Stock subject to such Company Stock Option and (2) the excess of $12.50 over the exercise price per share of

     Company Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time of the Merger;

        (iii)  except as provided herein or as otherwise agreed to by the parties, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time of the Merger, and the Company shall ensure that following the Effective Time of the

     Merger no holder of a Company Stock Option nor any participant in any

     Stock Plan shall have any right thereunder to acquire equity securities of the Company following the Merger.

          (b)  The Company hereby represents and warrants that upon taking of the actions specified above, immediately following the Effective Time of the Merger no holder of a Company Stock Option nor any participant in any

Stock Plan shall have the right thereunder to acquire equity securities of the Company after the Merger.

          SECTION 2.05.  Exchange of Certificates.  (a)  Exchange Agent.
                         ------------------------        --------------

As soon as reasonably practicable as of or after the Effective Time of the

Merger, the Company shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, the cash portion of Merger Consideration.

          (b)  Exchange Procedures.  As soon as practicable after the
               -------------------

Effective Time of the Merger, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of

Company

Common Stock, if any, to be retained by the holder thereof pursuant to this

Agreement and the amount of cash, if any, into which the number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this

Agreement.  The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.  After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock which have been converted, in whole or in part, pursuant to this Agreement into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of cash and, if appropriate, certificates for retained Company Common Stock. If any certificate for such retained Company Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such retained Company Common Stock in a name other than that of the registered holder of the certificate
surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable.  Until surrendered as contemplated by this Section 2.05(b), each certificate for shares of Company Common Stock shall be deemed at any time after the

Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.01.

No interest will be paid or will accrue on any cash payable as Merger

Consideration or in lieu of any fractional shares of retained Company

Common Stock.

          (c)  Distributions with Respect to Unexchanged Shares.  No
               ------------------------------------------------

dividends or other distributions with respect to retained Company Common

Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate for shares of Company

Common Stock with respect to the shares of retained Company Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.05(e) until the surrender of such certificate in accordance with this Article II.  Subject to the effect of applicable laws, following surrender of any such certificate,

there shall be paid to the holder of the certificate representing whole shares of retained Company Common Stock issued in connection therewith,

without interest, (i) at the time of such surrender or as promptly after the sale of the Excess Shares (as defined in Section 2.05(e)) as practicable, the amount of any cash payable in lieu of a fractional share of retained Company Common Stock to which such holder is entitled pursuant to Section

2.05(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of retained Company Common Stock, and

(ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time of the

Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of retained Company

Common Stock.

          (d)  No Further Ownership Rights in Company Common Stock
               ---------------------------------------------------

Exchanged For Cash.  All cash paid upon the surrender for exchange of
- ------------------

certificates representing shares of Company Common Stock in accordance with the terms of this Article II (including any cash paid pursuant to Section

2.05(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such certificates.

          (e)  No Fractional Shares.  (i)  No certificates or scrip
               --------------------

representing fractional shares of retained Company Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Company after the Merger; and

          (ii)  Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of retained Company

Common Stock (after taking into account all shares of Company Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment

(without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the shares (the "Excess Shares") of retained Company Common Stock representing
             -------------

such fractions.  Such sale shall be made as soon as practicable after the

Effective Time of the Merger.

          (f)  Termination of Exchange Fund.  Any portion of the Merger
               ----------------------------

Consideration deposited with the Exchange Agent pursuant to this Section

2.05 (the "Exchange Fund") which remains undistributed to the holders of
           -------------

the certificates representing shares of Company Common Stock for six months after the Effective Time of the Merger shall be delivered to the Company,

upon demand, and any holders of shares of Company Common Stock prior to the

Merger who have not theretofore complied with this Article II shall thereafter look only to the Company and only as general creditors thereof for payment of their claim for cash, if any, retained Company Common Stock,

if any, any cash in lieu of fractional shares of retained Company Common

Stock and any dividends or distributions with respect to retained Company

Common Stock to which such holders may be entitled.

          (g)  No Liability.  None of Newco or the Company or the Exchange
               ------------

Agent shall be liable to any person in respect of any shares of retained

Company Common Stock (or dividends or distributions with respect thereto)

or cash from the Exchange

Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any certificates representing shares of Company Common Stock shall not have been surrendered prior to one year after the Effective Time of the Merger (or immediately prior to such earlier date on which any cash, if any, any cash in lieu of fractional shares of retained Company Common Stock or any dividends or distributions with respect to retained Company Common Stock in respect of such certificate would otherwise escheat to or become the property of any

Governmental Entity (as defined in Section 3.01(d))), any such cash,

dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Company,

free and clear of all claims or interest of any person previously entitled thereto.

          (h)  Investment of Exchange Fund.  The Exchange Agent shall
               ---------------------------

invest any cash included in the Exchange Fund, as directed by the Company,

on a daily basis.  Any interest and other income resulting from such investments shall be paid to the Company.

                                ARTICLE III

                       Representations and Warranties
                       ------------------------------

          SECTION 3.01.  Representations and Warranties of the Company.
                         ---------------------------------------------

The Company represents and warrants to Newco as follows:

          (a)  Organization, Standing and Corporate Power.  Each of the
               ------------------------------------------

     Company and each of its Subsidiaries (as defined in Section 3.01(b))

     is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it
     is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.  Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect (as defined in

     Section 8.04) with respect to the Company.  Attached as Section

     3.01(a) of the disclosure schedule ("Disclosure Schedule") delivered
                                          -------------------

     to Newco by the Company at the time of execution of this Agreement are complete and correct copies of the Articles of Incorporation, as amended, and By-laws, as amended, of the Company.  The Company has delivered to Newco complete and correct copies of the articles of incorporation (or other organizational documents) and by-laws of each of its Subsidiaries, in each case as amended to the date of this

     Agreement.

          (b)  Subsidiaries.  The only direct or indirect subsidiaries of
               ------------

     the Company (other than subsidiaries of the Company that would not constitute in the aggregate a "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange

     Commission (the "SEC")) are those listed in Section 3.01(b) of the
                      ---

     Disclosure Schedule (the "Subsidiaries").  All the
                               ------------
     outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, by another Subsidiary (wholly owned) of the Company or by the Company and another such Subsidiary

     (wholly owned), free and clear of all pledges, claims, liens, charges,

     encumbrances and security interests of any kind or nature whatsoever

     (collectively, "Liens").  Except for the ownership interests set forth
                     -----

     in Section 3.01(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

          (c)  Capital Structure.  The authorized capital stock of the
               -----------------

     Company consists of (i) 200,000,000 shares of Company Common Stock,

     par value $.01 per share, and (ii) no shares of preferred stock.

     Subject to any Permitted Changes (as defined in Section 4.01(a)(ii))

     there are:  (i) 78,098,341 shares of Company Common Stock issued and outstanding (including shares held in the treasury of the Company);

     (ii) 595,000 shares of Company Common Stock held in the treasury of the Company; (iii) 3,689,817 shares of Company Common Stock reserved for issuance upon exercise of authorized but unissued Company Stock

     Options pursuant to the Stock Plans; (iv) 1,242,917 shares of Company

     Common Stock issuable upon exercise of outstanding Company Stock

     Options (with an average exercise price of $8.36); and (v) 15,541,570 shares
     of Company Common Stock reserved for issuance upon exercise of the

     Option.  Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding.  All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the

     Stock Plans will be, when issued, duly authorized, validly issued,

     fully paid and nonassessable and not subject to preemptive rights.

     There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.  Except as set forth above and except for the Option, there are no outstanding securities, options, warrants, calls, rights,

     commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold,

     additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right,

     commitment, agreement, arrangement or undertaking.  The only outstanding indebtedness for borrowed money of the Company and its subsidiaries is (i) $100 million in principal amount of

     6.62% Series A Senior Notes Due September 15, 2003 (the "Series A
                                                              --------

     Senior Notes") issued pursuant to the Note Purchase Agreement, dated
     ------------

     as of September 1, 1993 (the "Note Purchase Agreement"), (ii) $100
                                   -----------------------

     million in aggregate principal amount of 7.09% of Series B Senior

     Notes Due September 15, 2008 (the "Series B Senior Notes," and
                                        ---------------------

     together with the Series A Senior Notes, the "Senior Notes") issued
                                                   ------------

     pursuant to the Note Purchase Agreement, (iii) $19.7 million of capitalized leases as of December 31, 1994 disclosed in Section

     3.01(c) of the Disclosure Schedule and (iv) other indebtedness not exceeding $2 million.  Other than the Senior Notes and any loans and other extensions of credit under the Credit Agreement dated as of

     August 28, 1992 among the Company, Wachovia Bank of Georgia, N.A. and the banks parties thereto (the "Credit Agreement"), each of which is
                                     ----------------

     prepayable in full in accordance with its terms, no indebtedness for borrowed money of the Company or its subsidiaries contains any restriction upon the incurrence of indebtedness for borrowed money by the Company or any of its subsidiaries or restricts the ability of the

     Company or any of its subsidiaries to grant any Liens on its properties or assets.  Other than the Company Stock Options, the

     Option and the Stockholders Agreement and other than as disclosed in

     Section 3.01(c) of the Disclosure Schedule, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its subsidiaries to repurchase,

     redeem or otherwise acquire or
     make any payment in respect of any shares of capital stock of the

     Company or any of its subsidiaries and (ii) to the knowledge of the

     Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any subsidiary of the Company except for proxies granted in favor of Ronald G. Bruno by Ann Bruno, Alan

     Bruno, David Bruno and Suzanne Bowness.  Sections 1 and 2 of the

     Stockholders Agreement Disclosure Schedule (as defined in the

     Stockholders Agreement), which set forth the record and, to the knowledge of the Company, beneficial ownership of, and voting power in respect of, the capital stock of the Company with respect to the signatories to the Stockholders Agreement, are accurate in all material respects.  Except as set forth above, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other
                                                  --------------

     agreements or arrangements with or among any securityholders of the

     Company with respect to securities of the Company.

          (d)  Authority; Noncontravention.  The Company has the requisite
               ---------------------------

     corporate and other power and authority to enter into this Agreement and the Option Agreement and, subject to the Company Stockholder

     Approval with respect to the consummation of the Merger, to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval.  Each of this

     Agreement and the Option Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  Except for the Senior Notes, the Credit

     Agreement and except as disclosed in Section 3.01(d) of the Disclosure

     Schedule, the execution and delivery of each of this Agreement and the

     Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the

     Articles of Incorporation, as amended, or By-laws, as amended, of the

     Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, lease or other agreement, instrument,
     permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii)

     subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance,

     rule, regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches,

     violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the

     Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this

     Agreement or the Option Agreement.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court,

     administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by
                                     -------------------

     or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the

     Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except, with respect to this Agreement, for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust

     Improvements

     Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC
                                   -------

     of (x) a proxy statement relating to the Company Stockholder Approval

     (such proxy statement as amended or supplemented from time to time,

     the "Proxy Statement"), (y) the registration statement on Form S-4 to
          ---------------

     be filed with the SEC by the Company in connection with the issuance of the Common Stock of the Company following the Merger (the "Form S-
                                                                   -------

     4") and (z) such reports under the Exchange Act as may be required in
     -

     connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the

     Secretary of State of the State of Alabama and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals,

     orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.01(d) of the Disclosure

     Schedule.

          (e)  SEC Documents; Undisclosed Liabilities.  The Company has
               --------------------------------------

     filed all required reports, schedules, forms, statements and other documents with the SEC since June 30, 1991 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents").  As of their
                                             -------------

     respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to
     such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to Newco prior to the date of this Agreement), none of the SEC

     Documents filed by the Company since June 30, 1994 and prior to the date of this Agreement (the "Recent SEC Documents") contains any
                                  --------------------

     untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The consolidated financial statements of the Company included in all SEC Documents filed since June 30, 1994

     (the "SEC Financial Statements") comply as to form in all material
           ------------------------

     respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles

     (except, in the case of unaudited consolidated quarterly statements,

     as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

     Except as set forth in the Recent SEC Documents and except as disclosed in Section 3.01(e) of the Disclosure Schedule, at the date of the most recent audited financial statements of the Company included in the Recent SEC Documents, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which,

     individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company.

          (f)  Information Supplied.  None of the information supplied or
               --------------------

     to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the

     Stockholders Meeting, contain any untrue statement of a material fact

     or
     omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The Form S-4 will, as of its effective date, and the prospectus contained therein will, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.  The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Newco specifically for inclusion in the Proxy Statement.

     For purposes of this Agreement, the parties agree that statements made and information in the Form S-4 and the Proxy Statement relating to the Federal income tax consequences of the transactions herein contemplated to holders of Company Common Stock shall be deemed to be supplied by the Company and not by Newco.

          (g)  Absence of Certain Changes or Events.  Except as disclosed
               ------------------------------------

     in the Recent SEC Documents, since the date of the most recent audited financial statements included in such Recent SEC Documents, the

     Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i)

     any Material Adverse Change with respect to the Company; (ii) any condition,
     event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Company; (iii) any event which, if it had taken place following the execution of this

     Agreement, would not have been permitted by Section 4.01 without the prior consent of Newco; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Option Agreement.

          (h)  Litigation; Labor Matters; Compliance with Laws.
               -----------------------------------------------

               (x) Except as disclosed in the Recent SEC Documents, there is (1) no suit, action or proceeding or investigation pending,

          (2) to the knowledge of the Company, no suit, action or

          proceeding or investigation threatened against or affecting the

          Company or any of its subsidiaries and (3) to the knowledge of the Company, no basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions

          contemplated by this Agreement or the Option Agreement, nor is there any judgment, decree, injunction, rule or order of any

          Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which in the future could have, any such effect.

               (y)  Except as disclosed in Section 3.01(h)(ii) of the

          Disclosure Schedule, (1) neither the Company nor any of its subsidiaries is a party to, or bound by, any collective

          bargaining agreement, contract or other agreement or

          understanding with a labor union or labor organization; (2) to the best knowledge of the Company, neither the Company nor any of its subsidiaries is the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (3) there is no strike, work stoppage or other labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened; (4) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any court, governmental agency,

          administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree,

          labor organization or other representative of the Company's employees is pending or, to the best knowledge of the Company,

          threatened against the Company or any of its subsidiaries which could have a Material Adverse Effect with respect to the Company;

          (5) no grievance is pending or, to the best knowledge of the

          Company, threatened against the

          Company or any of its subsidiaries which could have a Material

          Adverse Effect with respect to the Company; (6) neither the

          Company nor any of its subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to employees or employment practices; (7) to the best knowledge of the Company, the Company and each subsidiary is in compliance with all applicable laws, agreements, contracts,

          and policies relating to employment, employment practices, wages,

          hours, and terms and conditions of employment except for failures so to comply, if any, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company; (8) the Company has paid in full to all employees of the Company and its subsidiaries all wages,

          salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy,

          practice, agreement, plan, program, statute or other law; and (9)

          the Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice,

          agreement, plan, or program of the Company, nor to the best of its knowledge will the Company have any liability  which exists or arises, or may be deemed to exist or arise, under any

          applicable law or
          otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the

          Company of any persons employed by the Company or any of its subsidiaries on or prior to the Effective Time of the Merger.

               (z)  The conduct of the business of each of the Company and each of its subsidiaries complies with all statutes, laws,

          regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material

          Adverse Effect with respect to the Company.

          (i)  Employee Benefit Plans.  (1)  Section 3.01(i) of the
               ----------------------

     Disclosure Schedule contains a true and complete list of each

     "employee benefit plan" (within the meaning of section 3(3) of the

     Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
                                                                   -----

     (including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance,

     employment, change-in-control, fringe benefit, collective bargaining,

     bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether or not subject to

     ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this

     Agreement or otherwise), whether formal or informal, oral or written,

     legally binding or not under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability.  All such plans,

     agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".
                         -------------

          (2)  With respect to each Company Plan, the Company will deliver to Newco on the terms set forth in Section 3.03 hereof a current,

     accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument;

     (ii) the most recent determination letter; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (I) the Form 5500 and attached schedules;

     (II) audited financial statements; (III) actuarial valuation reports;

     and (IV) attorney's response to an auditor's request for information.

          (3)  (i) Each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations, in each case in all material respects; (ii) each Company

     Plan which is intended
     to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (iii) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the best knowledge of the Company, threatened, no facts or circumstances exist which could give rise to any such actions, suits or claims and the Company will promptly notify Buyer in writing of any pending claims or, to the knowledge of the Company, any threatened claims arising between the date hereof and the Effective Time of the

     Merger; (iv) neither the Company nor any other party has engaged in a prohibited transaction, as such term is defined under Code section

     4975 or ERISA section 406, which would subject the Company or the

     Buyer to any taxes, penalties or other liabilities under Code section

     4975 or ERISA sections 409 or 502(i) (v) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its Controlled Group

     (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m)

     or (o)), to any tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations including, but not limited to the taxes imposed by Code sections 4971, 4972, 4977, 4979,

     4980B, 4976(a) or the fine imposed by ERISA section 502(c); (vi) all insurance premiums required to be paid with respect to Company Plans as of the Effective Time of the Merger have been or will be paid prior thereto and adequate reserves have been provided for on the Company's balance sheet for any premiums (or portions thereof) attributable to service on or prior to the Effective Time of the Merger; (vii) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (viii) except as disclosed in Section 3.01(i) of the Disclosure Schedule, all contributions required to be made prior to the Effective Time of the

     Merger under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made and adequate reserves have been provided for on the Company's balance sheet for all benefits attributable to service on or prior to the Effective Time of the Merger; (ix) no Company Plan provides for an increase in benefits on or after the Effective Time of the Merger; and

     (x) each Company Plan may be amended or terminated without obligation or liability (other than those obligations and liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on the Company's balance sheet or obligations under plans required by contracts with labor unions).

     (4)  Except as disclosed in Section 3.01(i)(4) of the Disclosure

Schedule and except to the extent each of the following, individually or in the aggregate, would not result in a material liability to the Company,

(i) no Company Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and Code section 412 (whether or not waived); (ii) no event or condition exists which could be deemed a reportable event within the meaning of ERISA section 4043 which could result in a liability to the Company or any member of its Controlled Group and no condition exists which could subject the Company or any member of its Controlled Group to a fine under ERISA section 4071; (iii) as of the

Effective Time of the Merger, the Company and each member of its Controlled

Group have made all required premium payments when due to the PBGC;

(iv) neither the Company nor any member of its Controlled Group is subject to any liability to the PBGC for any plan termination occurring on or prior to the Effective Time of the Merger; (v) no amendment has occurred which has required or could require the Company or any member of its Controlled

Group to provide security pursuant to Code section 401(a)(29); and (vi)

neither the Company nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA section 4069.

          (5)  With respect to each of the Company Plans which is not a multiemployer plan within the meaning of section

     4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the

     Effective Time of the Merger, except as disclosed in Section 3.01(i)

     of the Disclosure Schedule, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits

     (vested and unvested) of the participants in such Company Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

          (6)  Except as disclosed in Section 3.01(i)(6) of the Disclosure

     Schedule, with respect to any multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) to which the Company or any member of its Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute):  (i) the Company and each member of its Controlled Group has or will have, as of the

     Effective Time of the Merger, made all contributions to each such multiemployer plan required by the terms of such multiemployer plan or any collective bargaining agreement; (ii) neither the Company nor any member of its Controlled Group has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Effective Time of the Merger, the Company or any member of its

     Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; (iii) no such multiemployer plan is in reorganization
     or insolvent (as those terms are defined in ERISA sections 4241 and

     4245, respectively); and (iv) neither the Company nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA section 4212(c).

          (7)  (i) Each Company Plan which is intended to meet the

     requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements; and (ii) the

     Company has received a favorable determination from the Internal

     Revenue Service with respect to any trust intended to be qualified within the meaning of Code section 501(c)(9).

          (8)  Section 3.01(i)(8) of the Disclosure Schedule sets forth, on a plan by plan basis, the present value of benefits payable presently or in the future to present or former employees of the Company under each unfunded Company Plan.

          (9)  Except as set forth in Section 3.01(i)(9) of the Disclosure

     Schedule, no Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the transaction contemplated by this

     Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

          (j)  Tax Returns and Tax Payments.  Except as disclosed in
               ----------------------------

     Section 3.01(j) of the Disclosure Schedule, the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member (a "Consolidated Group") has timely filed all
                                 ------------------

     Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.  Except as disclosed in Section 3.01(j)

     of the Disclosure Schedule, (i) No material claim for unpaid Taxes has become a lien against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries; (ii) to the best knowledge of the Company, no audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority; (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the

     Company or any of its subsidiaries and is currently in effect; (iv) no consent under Section 341(f) of the Code has been filed with respect to the Company or any of its subsidiaries; (v) neither the Company nor any of its subsidiaries is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company or a subsidiary of any "excess parachute payments" within the meaning of Section 280G of the Code; (vi) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under

     Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (vii) none of the Company or its subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (viii) none of the Company or its subsidiaries has been a

     United States real property holding corporation within the meaning of

     Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ix) none of the Company or its subsidiaries is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required income or franchise tax returns; (x) the Company and each of its subsidiaries have made all payments of estimated Taxes required to be made under Section 6655 of the Code and any comparable state, local or foreign Tax provision; (xi) to the best knowledge of the Company, all

     Taxes required to be withheld, collected or deposited by or with respect to the Company and each of its subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority;

     (xii) neither the Company nor any of its subsidiaries has issued or assumed (A) any obligations described in Section 279(a) of the Code,

     (B) any
     applicable high yield discount obligations, as defined in Section

     163(i) of the Code, or (C) any registration-required obligations,

     within the meaning of Section 163(f)(2) of the Code, that is not in registered form; (xiii) there are no requests for information currently outstanding that could affect the Taxes of the Company or any of its subsidiaries; (xiv) to the best knowledge of the Company,

     there are no proposed reassessments of any property owned by the

     Company or any of its subsidiaries or other proposals that could increase the amount of any Tax to which the Company or any such subsidiary would be subject; and (xv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could materially affect the Tax liability of the Company or one of its subsidiaries.  As used herein, "Taxes" shall
                                                               -----

     mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll,

     employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.  As used herein, "Tax Return" shall mean any return, report or statement
              ----------

     required to be filed with any governmental authority with respect to

     Taxes.

          (k)  Properties.  (i)  Owned Real Property.  Section 3.01(k)(i)
               ----------        -------------------

     of the Disclosure Schedule sets forth, by address, owner and usage,

     all of the real property owned by the Company, any of its subsidiaries or any partnerships, joint ventures or other business organizations

     (collectively the "Ventures") of which the Company or its subsidiaries
                        --------

     are party (collectively, the "Owned Real Property").  Except as
                                   -------------------

     disclosed in Section 3.01(k)(ii) of the Disclosure Schedule, each of the Company, its subsidiaries and the Ventures have good and sufficient, valid and marketable title to the Owned Real Property free and clear of all Liens and other encumbrances that, individually or in the aggregate could reasonably be expected to have a Material Adverse

     Effect with respect to the Company.  Except as set forth in Section

     3.01(k)(ii) of the Disclosure Schedule, there are (a) no outstanding contracts for any improvements to the Owned Real Property which have not been fully paid that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to the Company, (b) no expenses of any kind (including brokerage and leasing commissions) pertaining to the Owned Real Property which have not been fully paid and (c) no outstanding contracts for the sale of any of the Owned Real Property, except those contracts the property in respect of which is not in excess of $100,000 individually.

              (ii)  Leased Real Property.  Section 3.01(k)(iii) of the
                    --------------------

Disclosure Schedule sets forth, by address, owner and usage, a true and complete list of all real property agreements (including any amendments thereto) pursuant to which the Company, its subsidiaries or any Venture lease, sublease or otherwise occupy any real property (the

"Real Property Leases").  Pursuant to the Real Property Leases, the
 --------------------

Company, its subsidiaries or a Venture, as the case may be, have validly existing and enforceable leasehold, subleasehold or occupancy interests in the property leased thereunder in each case fee from defaults and events which with the passage of time would constitute a default except in either instance for defaults which individually or in the aggregate, would not be material and adverse to the financial condition, business or operations of the Company, its subsidiaries or the Venture, as the case may be.

             (iii)  Third Party Leases.  Section 3.01(k)(iv) of the
                    ------------------

Disclosure Schedule sets forth, by address, owner and usage, a true and complete list of all real property agreements (including any amendments thereto) pursuant to which the Company, any of its subsidiaries or any

Venture leases, subleases or otherwise permits any third party to occupy any Owned Real Property or Leased Real Property (collectively, the "Third

Party Leases").  Each of the Third Party Leases is in full force and effect and in each case free from defaults and events which with the passage of time would constitute a default (by landlord or tenant thereunder) except in either instance for defaults which individually or in the aggregate,

would not have a Material Adverse Effect with respect to the Company.

Except as set forth in Section 3.01(k)(iv) of the Disclosure Schedule, none of the

Third Party Leases grant any options or other rights to the tenant thereunder to purchase any of the Owned Real Property or Leased Real

Property.

              (iv)  Development Agreements.  Section 3.01(k)(v) of the
                    ----------------------

Disclosure Schedule sets forth a true and complete list of all agreements

(including any amendments thereto; as amended, the "Development

Agreements") pursuant to which (i) any third party has been given the right

(exclusive or otherwise) to develop any real property for the Company, any of its subsidiaries or any Venture or (ii) the Company, any of its subsidiaries or any Venture has agreed to develop, construct or occupy in the future (whether by lease or other occupancy agreement) any real property.  Except as set forth in Section 3.01(k)(v) of the Disclosure

Schedule, each of the Development Agreements is in full force and effect and in each case free from defaults and events which with the passage of time would constitute a default thereunder.

               (v)  Permits.  Each of the Company, its subsidiaries and the
                    -------

Ventures has all permits (including, without limitation, any and all beer,

wine and/or liquor licenses) necessary to own or operate its Owned Real

Property and Leased Real Property, and no such permits will be required, as a result of the Merger or the other transactions contemplated hereby, to be issued after the Closing in order to permit the Company following the

Merger to continue to own or operate such Properties, other than any such permits which are ministerial in
nature or the absence of which would not have a Material Adverse Effect with respect to the Company.

              (vi)  Violations/Condemnation.  Except as set forth in
                    -----------------------

Section 3.01(k)(vi) of the Disclosure Schedule, neither the Company, its subsidiaries nor any Venture has received, with respect to any Owned Real

Property or Leased Real Property, any written notice of default or any written notice of noncompliance with respect to applicable state, federal and local laws and regulations relating to zoning, building, fire, use restriction or safety or health codes which have not been remedied in all respects which could have a Material Adverse Effect.  There is no pending or to the knowledge of the Company, its subsidiaries or any Venture,

threatened condemnation or other governmental taking of any of the Owned

Real Property or Leased Real Property.

          (l)  Environmental Matters.  Except as disclosed in Section
               ---------------------

     3.01(l) of the Disclosure Schedule, which disclosed items of non-

     compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the

     Company, (i) the Company and its subsidiaries hold and formerly held,

     and, to the best knowledge of the Company, are, and have been, in compliance with, all Environmental Permits, and the Company and its subsidiaries are, and have been, otherwise in compliance with all applicable Environmental Laws and there are no circumstances that might prevent or interfere with such compliance in the future;

    (ii)  None of the Company or its subsidiaries has received any

Environmental Claim, and none of the Company or its subsidiaries is aware after reasonable inquiry, of any threatened material Environmental Claim or of any circumstances, conditions or events that could reasonably be expected to give rise to a material Environmental Claim, against the

Company or any of its subsidiaries;

        (iii)  None of the Company or its subsidiaries has entered into or agreed to any consent decree, order or agreement under any

     Environmental Law, and none of the Company or its subsidiaries is subject to any material judgment, decree, order or other material requirement relating to compliance with any Environmental Law or to investigation, cleanup, remediation or removal of regulated substances under any Environmental Law;

         (iv)  To the best knowledge of the Company, there are no (A)

     underground storage tanks, (B) polychlorinated biphenyls, (C) asbestos or asbestos-containing materials, (D) urea-formaldehyde insulation,

     (E) sumps, (F) surface impoundments, (G) landfills, (H) sewers or septic systems or (I) Hazardous Materials present at any facility currently or formerly owned, leased, operated or otherwise used by the

     Company or any of its subsidiaries that could reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Environmental Laws;

          (v)  There are no past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by the Company or any of its subsidiaries) or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission,

     discharge, generation, treatment, storage or disposal of Hazardous

     Materials, that could reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Environmental Laws or any contract or agreement;

          (vi)  No modification, revocation, reissuance, alteration,

     transfer, or amendment of the Environmental Permits, or any review by,

     or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this

     Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its subsidiaries following such consummation;

          (vii)  Hazardous Materials have not been generated, transported,

     treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by the Company or any of its subsidiaries, in violation of or in a manner or to a location that could give rise to liability under any Environmental Laws;

          (viii)  to the best knowledge of the Company, the Company and its subsidiaries have not assumed, contractually or by operation of law,

     any liabilities or obligations under any Environmental Laws;

          (ix)  the Company and its subsidiaries have accrued or otherwise provided, in accordance with general accepted accounting principles,

     for all damages, liabilities, penalties or costs that they may incur in connection with any claim pending or threatened against them, or any requirement that is or may be applicable to them, under any

     Environmental Laws, and such accrual or other provision is reflected in the Company's most recent consolidated financial statements.

          (x)  For purposes of this Agreement, the following terms shall have the following meanings:

               "Environmental Claim" means any written or oral notice,
                -------------------

          claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage,

          personal injury, fines or penalties) arising out of, relating to,

          based on or resulting from (i) the presence, discharge, emission,

          release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its subsidiaries or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental

          Law or Environmental Permit or

          (iii) otherwise relating to obligations or liabilities under any

          Environmental Laws.

               "Environmental Permits" means all permits, licenses,
                ---------------------

          registrations and other governmental authorizations required for the Company and the operations of the Company's and its

          subsidiaries' facilities and otherwise to conduct its business under Environmental Laws.

               "Environmental Laws" means all applicable federal, state and
                ------------------

          local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response,

          Compensation and Liability Act, the Solid Waste Disposal Act, the

          Clean Air Act, the Clean Water Act, the Toxic Substances Control

          Act, the Occupational Safety and Health Act, the Emergency

          Planning and Community-Right-to-Know Act, the Safe Drinking Water

          Act, all as amended, and similar state laws.

               "Hazardous Materials" means all hazardous or toxic
                -------------------

          substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products,

          asbestos and asbestos-containing materials, pollutants,

          contaminants and all other materials, substances and forces,

          including but not limited to electromagnetic fields, regulated pursuant
          to, or that could form the basis of liability under, any

          Environmental Law.

          (m)  Material Contract Defaults.  Neither the Company nor any of
               --------------------------

     its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any material contract, agreement, commitment, arrangement, lease, policy or other instrument to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound ("Material Contracts"),
                                                ------------------

     except for those defaults which could not reasonably be expected,

     either individually or in the aggregate, to have a Material Adverse

     Effect with respect to the Company; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

          (n)  Brokers.  No broker, investment banker, financial advisor or
               -------

     other person, other than The Robinson-Humphrey Company, Inc., the fees and expenses of which will be paid by the Company (pursuant to a fee agreement, a copy of which has been provided to Newco), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this

     Agreement based upon arrangements made by or on behalf of the Company.

          (o)  Opinion of Financial Advisor.  The Company has received the
               ----------------------------

     opinion of The Robinson-Humphrey Company, Inc. dated the date of this

     Agreement, to the effect that the
     consideration to be received in the Merger by the Company's stockholders is fair to the holders of the Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to Newco.

          (p)  Board Recommendation.  The Board of Directors of the
               --------------------

     Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Option Agreement and the Stockholders Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of the Company, (ii) determined, in accordance with

     Section 10-2B-6.40 of the ABCA, that the transactions contemplated by this Agreement are in compliance with Section 10-2B-6.40 of the ABCA and (iii) resolved to recommend that the holders of the shares of

     Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

          (q)  Required Company Vote.  The Company Stockholder Approval,
               ---------------------

     being the affirmative vote of two-thirds of the shares of the Company

     Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the

     Merger and the other transactions contemplated hereby.  There is no vote of the holders of any class or series of the Company's securities necessary to approve the Option Agreement or the

     Stockholders Agreement.

          (r)  State Takeover Statutes.  No state takeover statute or
               -----------------------

     similar statute or regulation of the State of Alabama (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction) applies or purports to apply to this Agreement, the

     Merger, the Option Agreement, the Stockholders Agreement or any of the

     other transactions contemplated hereby or thereby.  No provision of the articles of organization, by-laws or other governing instruments of the Company or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Newco or its affiliates to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its subsidiaries that may be acquired or controlled by Newco or its affiliates or permit any stockholder to acquire securities of the Company on a basis not available to Newco in the event that Newco were to acquire securities of the Company, and neither the Company nor any of its subsidiaries has any rights plan, preferred stock or similar arrangement which have any of the aforementioned consequences.

          (s)  Trade names.  (i) The Company or its subsidiaries (A) except
               -----------

     as set forth in Section 3.01(s) of the Disclosure Schedule, owns (in each case, free and clear of any Liens) all rights to all trade names

     (other than "Piggly Wiggly" used by the Company and each of its subsidiaries, including,
     without limitation, the exclusive right to use the names "Bruno's",

     "Food World", "Food Max", and "Food Fair" and any variations thereof used by the Company or its subsidiaries, in each case in the states in which the stores to which such names relate are located, (B) the

     Company possesses a valid, subsisting and enforceable exclusive license to use the name "Piggly Wiggly" in the states in which the stores to which such name relates are located and (C) the Company owns

     (free and clear of any Liens) all rights to the name "Food Max" in the

     United States irrespective of store location.  Except as disclosed in

     Section 3.01(s) of the Disclosure Schedule, no other person has a

     United States trademark registration in effect, or to the best knowledge of the Company, a United States trademark application pending, in respect of any of such trade names.  To the best knowledge of the Company, except as disclosed in Section 3.01(s) of the

     Disclosure Schedule, no other person has the right to use any such trade names in any of the following states:  Alabama, Arkansas,

     Florida, Georgia, Louisiana, Mississippi, North Carolina, South

     Carolina and Tennessee.  To the best knowledge of the Company, except as disclosed in Section 3.01(s) of the Disclosure Schedule, (i) the

     use of trade names by the Company and its subsidiaries does not infringe on the rights of any person, (ii) no person is infringing on any right of the Company or any of its subsidiaries with respect to any of the Company's trade names, (iii) there is no decree,

     undertaking or agreement limiting the scope of the Company's right to use any of its trade names and (iv) the Company has not granted any license to any person for the use of the Company's trade names.

          (t)  Senior Notes Make-Whole Amount.  The Make-Whole Amount (as
               ------------------------------

     defined in the Note Purchase Agreement) in respect of the Senior Notes to be paid in connection with any offer to prepay the Senior Notes upon a Change in Control (as defined in the Note Purchase Agreement)

     equals zero.

          SECTION 3.02.  Representations and Warranties of Newco.  Newco
                         ---------------------------------------

represents and warrants to the Company as follows:

          (a)  Organization, Standing and Corporate Power.  Newco is duly
               ------------------------------------------

     organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.  Newco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Newco.  Newco has delivered to the Company complete and correct copies of its certificate of incorporation (or other organizational documents) and by-laws.

               (b)  Subsidiaries.  Newco has no direct or indirect
                    ------------

          subsidiaries.

          (c)  Capital Structure.  The authorized capital stock of Newco
               -----------------

     consists of 1,000 shares of common stock, par value $.01 per share,

     all of which have been validly issued, are fully paid and

     nonassessable and are owned by Parent, free and clear of any Lien.

          (d)  Authority; Noncontravention.  Newco has all requisite
               ---------------------------

     corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Newco and the consummation by Newco of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of

     Newco.  This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Newco, enforceable against Newco in accordance with its terms.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination,

     cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Newco under, (i) the
     certificate of incorporation or by-laws of Newco, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Newco or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law,

     ordinance, rule, regulation or arbitration award applicable to Newco or its properties or assets, other than, in the case of clauses (ii)

     and (iii), any such conflicts, breaches, violations, defaults, rights,

     losses or Liens that individually or in the aggregate could not have a material adverse effect with respect to Newco or could not prevent,

     hinder or materially delay the ability of Newco to consummate the transactions contemplated by this Agreement.  No consent, approval,

     order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Newco in connection with the execution and delivery of this

     Agreement by Newco or the consummation by Newco of any of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii)

     the filing with the SEC of (y) the Proxy Statement and the Form S-4 and (z) such reports under the Exchange Act as may be required in connection with this Agreement, the Option Agreement, the Stockholders

     Agreement and the transactions contemplated hereby and thereby, (iii)

     the filing of the

     Articles of Merger with the Secretary of State of the State of Alabama and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations,

     declarations, filings or notices as may be required under the

     "takeover" or "blue sky" laws of various states.

          (e)  Brokers.  No broker, investment banker, financial advisor or
               -------

     other person, other than Salomon Brothers Inc, the fees and expenses of which will be paid by Newco or its affiliates, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this

     Agreement based upon arrangements made by or on behalf of Newco to its affiliates.

          (f)  Interim Operations of Newco.  Newco was formed on April 14,
               ---------------------------

     1995 solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          SECTION 3.03.  Agreement to Deliver Article III Disclosure
                         -------------------------------------------

Schedules.  The Company hereby agrees to deliver to Newco those sections of
- ---------

the Disclosure Schedule specifically referenced in this Article III, and the information described in Section 3.01(i)(2), no later than May 1, 1995,

provided that information to be included in Sections 3.01(a), 3.01(b),

3.01(c) (other than the list of capitalized leases referenced in clause

(iii) of the seventh sentence of Section 3.01(c)), 3.01(d) and 3.01(e) of the Disclosure Schedule shall be delivered at or prior to the time of the signing of this Agreement.  Any section of the Disclosure Schedule other than in respect of matters referenced in this Article III shall be delivered to Newco at or prior to the time of the signing of this

Agreement.

                                 ARTICLE IV

         Covenants Relating to Conduct of Business Prior to Merger
         ---------------------------------------------------------

          SECTION 4.01.  Conduct of Business of the Company.  (a) Conduct
                         ----------------------------------       -------

of Business by the Company.  During the period from the date of this
- --------------------------

Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), the Company shall,

and shall cause its subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and use its and their respective best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers,

distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective

Time of the Merger.  Without limiting the generality of the foregoing,

during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of Newco:

          (i)  (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, and except that the Company may declare and pay one regular quarterly cash dividend in May, 1995 not in excess of $.065 per share of Company Common Stock (with usual record and payment dates and in accordance with its past dividend policy), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of,

     in lieu of or in substitution for shares of its capital stock, or (z)

     purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (z), for the acquisition of shares of Company Common Stock from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options outstanding on the date of this Agreement;

         (ii)  authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other
     securities or equity equivalents (including without limitation stock appreciation rights) (other than (x) the issuance of Company Common

     Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms and

     (y) pursuant to the Option (such issuances pursuant to clauses (x) and

     (y), together with the acquisitions of shares of Company Common Stock permitted under clause (i)(z) above, being referred to herein as

     "Permitted Changes");
      -----------------

        (iii)  amend its articles of organization, by-laws or other comparable charter or organizational documents;

         (iv)  acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation,

     partnership, joint venture, association or other business organization or division thereof;

          (v)  other than as specifically permitted by Section 4.01(a)(v)

     of the Disclosure Schedule, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than any such properties or assets the value of which do not exceed $200,000 individually and $2,000,000 in the aggregate, except sales of inventory and entering into leases for new store sites, in each case in the ordinary course of business consistent with past practice;

    (vi)  (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person,

enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings and for lease obligations, in each case incurred in the ordinary course of business consistent with past practice, or (z) make any loans,

advances or capital contributions to, or investments in, any other person,

other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

        (vii)  acquire or agree to acquire any assets that are material,

     individually or in the aggregate, to the Company and its subsidiaries taken as a whole, or make or agree to make any capital expenditures except capital expenditures which, individually or in the aggregate,

     do not exceed the amount budgeted therefor in the Company's annual capital expenditures budget for 1995 previously provided to Newco;

       (viii)  pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment,

     discharge or satisfaction, (x) of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or (y)

     claims settled or compromised to the extent permitted by Section

     4.01(a)(xii), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

         (ix)  adopt a plan of complete or partial liquidation or

     resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (x)  enter into any new collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement disclosed in Section 3.01(h)(ii) of the Disclosure Schedule;

     provided that with respect to the successor agreement to the
     --------

     collective bargaining agreement set forth in Section 4.01(a)(x) of the

     Disclosure Schedule, the parties shall consult with each other on an ongoing basis with respect to the negotiation thereof and shall mutually agree upon the terms thereof (unless such successor agreement shall not have been entered into on or before September 30, 1995, in which event the Company shall be entitled to enter into a successor agreement thereto without the consent of Newco);

         (xi)  change any material accounting principle used by it;

        (xii)  settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $300,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $1,000,000; or

       (xiii)  authorize any of, or commit or agree to take any of, the foregoing actions.

          (b)  Changes in Employment Arrangements.  Neither the Company nor
               ----------------------------------

any of its subsidiaries shall (except as may be required in order to give effect to the requirements of Section 2.04) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option,

pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any

Company Plan) for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement; provided that the
                                                         --------

Executive Compensation Plan for the fiscal year ending July 1, 1995 may be adjusted to the extent described in

Section 4.01(b) of the Disclosure Schedule or as provided in Section 5.04.



          (c)  Severance.  Neither the Company nor any of its subsidiaries
               ---------

shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

          (d)  WARN.  Neither the Company nor any of its subsidiaries shall
               ----

effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"),

affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any subsidiary, without notifying Newco or its affiliates in advance and without complying with the notice requirements and other provisions of WARN.

          (e)  Tax Elections.  Except in the ordinary course of business
               -------------

and consistent with past practice, neither the Company  nor any of its subsidiaries shall make any tax election or settle or compromise any federal, state, local or foreign Tax liability.

                                 ARTICLE V

                           Additional Agreements
                           ---------------------

          SECTION 5.01.  Preparation of Form S-4 and Proxy Statement;
                         --------------------------------------------

Stockholder Meeting.
- -------------------

          (a) Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement, and the Company shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included.

The Company shall use its best
efforts as promptly as practicable to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing.  The

Company will use its best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.  The Company shall also take any action required to be taken under any applicable state securities laws in connection with the registration and qualification in connection with the Merger of Common Stock of the Company following the Merger.  The information provided and to be provided by Newco and the Company,

respectively, for use in the Form S-4 shall, at the time the Form S-4 becomes effective and on the date of the Stockholders Meeting referred to below, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company and Newco each agree to correct any information provided by it for use in the Form S-4 which shall have become false or misleading.

          (b)  The Company will immediately notify Newco and its affiliates of (i) the effectiveness of the Form S-4, (ii) the receipt of any comments from the SEC and (iii) any request by the SEC for any amendment to the Form

S-4 or for additional information.  All filings with the SEC, including the

Form S-4 and any amendment thereto, and all mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement,

shall be subject to the prior review, comment and approval of Newco. No such filing or mailing shall be made without the prior consent of Newco.

          (c)  The Company will, as promptly as practicable following the date of this Agreement and in consultation with Newco, duly call, give notice of, convene and hold a meeting of its stockholders (the

"Stockholders Meeting") for the purpose of approving this Agreement and the
 --------------------

transactions contemplated by this Agreement, including, without limitation,

the incurrence of any indebtedness to be funded contemporaneous with or after the Closing, to the extent required by Alabama law.  The Company will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters, as set forth in Section 3.01(p).  Such recommendation, together with a copy of the opinion referred to in Section

3.01(o) shall be included in the Proxy Statement.  The Company will use its best efforts to hold such meetings as soon as practicable after the date hereof.

          (d)  The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

          SECTION 5.02.  Access to Information; Confidentiality.  (a)  The
                         --------------------------------------

Company shall, and shall cause its subsidiaries, officers, employees,

counsel, financial advisors and other representatives to, afford to Newco and its representatives and to potential financing sources reasonable access during normal business hours, in a manner initially coordinated with the chief executive officer of the Company, and thereafter coordinated with those persons designated by the chief executive officer, during the period prior to the Effective Time of the Merger to its properties, books,

contracts, commitments, personnel and records and, during such period, the

Company shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to Newco (i) a copy of each report,

schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and

(ii) all other information concerning its business, properties, financial condition, operations and personnel as Newco may from time to time reasonably request.  Newco shall use reasonable efforts to conduct its initial interviews with personnel of the Company and its subsidiaries prior to the Section 7.01(h) Date (as defined herein).  Except as required by law, each of the Company and Newco will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the letter dated December 20, 1994, between Kohlberg Kravis

Roberts & Co. ("KKR & Co.") and the Company (the "Confidentiality
                ---------                         ---------------

Agreement").
- ---------

          (b)  No investigation pursuant to this Section 5.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 5.03.  Best Efforts.  (a)  Upon the terms and subject to
                         ------------

the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do,

or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.  Newco and the Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents,

approvals, waivers, licenses (including, without limitation, all beer, wine and/or liquor licenses), permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default,

termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this

Agreement, including the Merger, the Option Agreement, and the Stockholders

Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations.

          Newco and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the

Merger.

          (b)  The Company shall make, subject to the condition that the transactions contemplated herein and therein actually occur, any undertakings (including undertakings to make divestitures, provided that such divestitures need not themselves be made until after the transactions contemplated hereby actually occur) required in order to comply with the antitrust requirements or laws of any governmental entity, including the

HSR Act, in connection with the transactions contemplated by this

Agreement, the Stockholders Agreement and the Option Agreement; provided
                                                                --------

that no such divestiture or undertaking shall be made unless acceptable to

Newco.

          (c)  The Company shall cooperate with any reasonable requests of

Newco or the SEC related to the recording of the Merger as a recapitalization for financial reporting purposes, including, without limitation, to assist Newco and its affiliates with any presentation to the

SEC with regard to such recording and to include appropriate disclosure with regard to such recording in all filings with the SEC and all mailings to stockholders made in connection with the Merger.  In furtherance of the foregoing, the Company shall provide to Newco for the prior review of

Newco's advisors any description of the transactions contemplated by this

Agreement which is meant to be disseminated.

          (d)  Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company

Common Stock from NASDAQ, provided that such delisting shall not be effective until after the Effective Time of the Merger. The parties also acknowledge that it is Newco's intent that the Common Stock following the Merger will not be quoted on NASDAQ or listed on any national securities exchange.

          (e)  The Company agrees to provide, and will cause its

subsidiaries and its and their respective officers and employees to provide, all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the

Closing in respect of the transactions contemplated by this Agreement,

including without limitation, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, as may be requested by Newco.  The parties acknowledge that the payment of any fees by the Company in connection with any committment letters shall either be subject to the occurrence of the Closing or shall be applied against (and therefore shall not exceed) the applicable expense reimbursement limitations set forth in Section 8.02(a) hereof.  In addition, in conjunction with the obtaining of any such financing, the Company agrees,

at the request of Newco, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided that no such prepayment or redemption shall themselves actually be made until contemporaneously with or after the

Effective Time of the Merger.

          (f)  (i)  Newco has received the letter set forth in Section

5.03(f) of the Disclosure Schedule.  Newco hereby agrees to use its reasonable best efforts, subject to normal conditions, to arrange the financing in respect of the transactions contemplated by this Agreement described in Section 6.02(f) hereof, including, subject to normal conditions, using its reasonable best efforts (A) to assist the Company in the negotiation of definitive agreements with respect thereto and (B) to satisfy all conditions applicable to Newco in such definitive agreements.

Newco will keep the Company informed of the status of its efforts to arrange such financing, including making reports with respect to significant developments.  In the event Newco is unable to arrange any portion of such financing in the manner or from the sources originally contemplated, Newco will use its reasonable best efforts, subject to normal conditions, to arrange any such portion from alternative sources.  Newco will inform the Company within 24 hours of any determination made by Newco that it is unable to arrange such financing on terms satisfactory to it.

          (ii)  Subject to the Company having received the proceeds of the financing described in Section 6.02(f) on terms satisfactory to Newco,

Newco at Closing will be capitalized with an equity contribution of $270 million.  Newco will be under no obligation pursuant to the preceding sentence unless and until the Company receives the proceeds of the financing described in Section 6.02(f) on terms satisfactory to Newco.  In addition,

Newco will be under no obligation under any circumstances to be capitalized with equity of more than $270 million.

          (g)  In the event Newco shall so request, the Company hereby agrees to take, prior to Closing, the actions set forth in Section 5.03(g)

of the Disclosure Schedule.

          SECTION 5.04.  Benefit Matters.  Newco and the Company agree,
                         ---------------

with the concurrence of the five executive Employees listed in Section 5.04 of the Disclosure Schedule, that while it is not anticipated that such listed employees will be long term employees of the Company following the

Merger, such listed employees shall continue in the employ of the Company following the Merger during the periods described in this Section 5.04 in order to accomplish in an orderly fashion the transition of ownership of the Company contemplated by this Agreement.  In connection therewith, if an employee so listed remains in the employ of the Company until one year following the Effective Time of the Merger (or such shorter period as may be determined by the board of directors of the Company following the

Merger), such employee shall be entitled to receive, on the earlier of (i)

the thirtieth day after such employee's replacement has commenced employment and (ii) one year following the Effective Time of the Merger

(the "Date of Payment"), any amounts that would have been payable to him under the terms of his Employment Continuity Agreement as of the end of the

fiscal year ending on July 1, 1995 if he had been terminated by the Company without Good Cause (as defined in Section 4 of the Employment Continuity

Agreement) together with the retirement benefit that would have been payable
to him under the terms of Section 8 of the 1994 Employment and Deferred

Compensation Agreement (after giving effect to such amendments to such agreement as are necessary to change the basis for determining compensation under such agreement from the calendar year to the Company's fiscal year)

(the "1994 Agreement"); provided that in the case of Paul F. Garrison, the
      --------------    --------

Date of Payment shall be the earlier of (i) the thirtieth day after negotiations in respect of the collective bargaining agreement described in

Section 4.01(a)(x) of the Disclosure Schedule are completed and (ii) one year following the Effective Time of the Merger; provided further that
                                                 -------- -------

commencing on the later of the date of the Closing and July 2, 1995 and continuing during the post-Merger employment period with respect to each such five employees, each such five employees shall receive from the

Company a monthly salary based on 13 pay periods equal to the total base salary and bonus to which such employee was entitled for the fiscal year ended July 1, 1995, divided by 13 (provided that no further bonus or incentive compensation shall be payable for such periods); and provided,
                                                               --------

further, that if such employee shall so request, the aforementioned
- -------

retirement benefit shall be paid in a single lump sum in an amount equal to the present value of the payment stream set forth under Section 2 of the

1994 Agreement.  The present value referred to in the preceding sentence shall be determined by taking the aggregate amount of the payments that would be due under Section 2 of the 1994 Agreement and reducing such amount by applying a discount rate of 8% per annum against such amount.  The parties hereto anticipate
that the one year post-Merger employment period referenced in this Section would be the maximum duration of any post-Merger employment period in respect of the five listed employees and agree that the board of directors of the Company following the Merger and each such employee may mutually agree on a shorter period.

          SECTION 5.05.  Indemnification.  (a)  For six years after the
                         ---------------

Effective Time of the Merger, the Company shall indemnify all present and former directors or officers of the Company and its subsidiaries for acts or omissions occurring prior to the Effective Time of the Merger to the fullest extent now provided in their respective articles of organization or by-laws consistent with applicable law, to the extent such acts or omissions are uninsured (provided, that to the extent that during any
                         --------

period insurance does not fully indemnify any person contemplated to be indemnified in accordance with the terms of this Section 5.05, the Company shall indemnify such person in accordance with such terms) and shall, in connection with defending against any action for which indemnification is available hereunder and subject to Section 5.05(b) hereof, reimburse such officers and directors, from time to time upon receipt of sufficient supporting documentation, for any reasonable costs and expenses reasonably incurred by such officers and directors; provided that such reimbursement
                                         --------

shall be conditioned upon such officer's or director's agreement promptly to return such amounts to the Company if a court of competent jurisdiction shall ultimately determine that indemnification of such officer or director is prohibited by applicable law. The Company will maintain for a period of not less than six years from the Effective Time of the Merger, the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time of the Merger (the "D&O Insurance")
                                                          -------------

for all persons who are directors and officers of the Company on the date of this Agreement; provided that the Company shall not be required to spend in excess of (i) a $300,000 annual premium therefor, in the event the

Company in its sole discretion elects not to continue any arrangement which, in exchange for an increased premium, reduces the Company's co-

payment obligation  ("Allocation Form") or (ii) a $400,000 annual premium therefor, in the event the Company in its sole discretion elects to continue the Allocation Form; provided further that if the Company would be required to spend per annum in excess of a $300,000 premium, in the case of clause (i) above, or a $400,000 premium, in the case of clause (ii) above,

to obtain insurance having the maximum available coverage under the current policy, the Company will be required to spend either $300,000 or $400,000,

as the case may be, to maintain or procure insurance coverage pursuant hereto, subject to availability of such (or similar) coverage.

          (b)  In furtherance of and not in limitation of the preceding paragraph, the officers and directors of the Company that are defendants in all litigation commenced by shareholders of the Company with respect to the

Merger and the other
transactions contemplated hereby (the "Subject Litigation"), shall be entitled to be represented, at the reasonable expense of the Company (to the extent that insurance does not fully indemnify such person against such expense), in the Subject Litigation by one counsel which such counsel shall be selected by a plurality of such director defendants; provided that the

Company shall not be liable for any settlement effected without its prior written consent or, prior to the Closing, the consent of Newco, and that a condition to the indemnification payments provided in paragraph 5.05(a)

shall be that such officer/director defendant not have settled any Subject

Litigation without the consent of the Company and, prior to the Closing,

Newco; and provided further that the Company and Newco shall have no obligation hereunder to any officer/director defendant when and if a court of competent jurisdiction shall ultimately determine that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

          SECTION 5.06.  Public Announcements.  Neither Newco, on the one
                         --------------------

hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this

Agreement, the Option Agreement and the Stockholders Agreement, including the Merger, without the other party's prior consent, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with NASDAQ.  In addition to the foregoing, Newco and the

Company will consult with each other before issuing, and provide each other the opportunity to review and
comment upon, any such press release or other public statements with respect to such transactions.  The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

          SECTION 5.07.  Affiliates.  Prior to the Closing Date, the
                         ----------

Company shall deliver to Newco a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the

Securities Act.  The Company shall use its reasonable best efforts to cause each such person to deliver to Newco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

          SECTION 5.08.  No Solicitation.  Neither the Company nor any of
                         ---------------

its subsidiaries shall (whether directly or indirectly through advisors,

agents or other intermediaries), nor shall the Company or any of its subsidiaries authorize or permit any of its or their officers, directors,

agents, representatives, advisors or subsidiaries to (a) solicit, initiate or take any action knowingly to facilitate the submission of inquiries,

proposals or offers from any person relating to any acquisition or purchase of a substantial amount of assets of the Company or any of its Significant

Subsidiaries or of over 20% of any class of equity securities of the

Company or any of its subsidiaries or any tender offer (including a self tender offer) or exchange offer that if consummated would result in any

Person beneficially
owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination,

sale of substantially all assets, recapitalization, liquidation,

dissolution or similar transaction involving the Company or any of its subsidiaries other than the transactions contemplated by this Agreement,

the Option Agreement and the Stockholders Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to

Newco of the transactions contemplated hereby (collectively, "Transaction
                                                              -----------

Proposals") or agree to or endorse any Transaction Proposal, or (b) enter
- ---------

into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit the
               --------  -------

Company from (i) furnishing information pursuant to an appropriate confidentiality letter (provided for informational purposes only to Newco)

concerning the Company and its businesses, properties or assets to a third party who has made a Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party who has made a Transaction Proposal,

(iii) following receipt of a Transaction Proposal, taking and disclosing to its stockholders a
position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of a

Transaction Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 3.01(p), and/or (v) taking any non-

appealable, final action ordered to be taken by the Company by any court of competent jurisdiction but in each case referred to in the foregoing clauses (i) through (v) only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of advice from outside counsel that such action is required to prevent the Board of

Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under Alabama law; provided, further, that the
                                               --------  -------

Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after reasonable notice to Newco with respect to such action and that such Board of

Directors shall, to the extent it may do so without breaching such fiduciary duties, continue to advise Newco after taking such action and, in addition, if the Board of Directors of the Company receives a Transaction

Proposal, then the Company shall promptly inform Newco of the terms and conditions of such proposal and the identity of the person making it.  The

Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          SECTION 5.09.  Resignation of Directors.  Prior to the Effective
                         ------------------------

Time of the Merger, the Company shall deliver to Newco evidence satisfactory to Newco of the resignation of all directors of the

Company (other than Ronald G. Bruno), effective at the Effective Time of the Merger.

          SECTION 5.10.  Certain Agreements.  Neither the Company nor any
                         ------------------

subsidiary of the Company will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Newco.

          SECTION 5.11.  Stop Transfer.  The Company acknowledges and
                         -------------

agrees to be bound by and comply with the provisions of the Stockholders

Agreement as if a party thereto with respect to transfers of record ownership of shares of Company Common Stock, and agrees to notify the transfer agent for any shares of Company Common Stock or voting rights certificates and provide such documentation and do such other things as may be necessary to effectuate the provisions of such agreement.  In the event that the Option is exercised prior to any termination of the Merger

Agreement, the Company shall take such actions as may be reasonably necessary so that Newco (or its designee) shall, subject to applicable law,

be entitled at the stockholders meeting called to vote on the Merger and the Merger Agreement to vote the shares of Company Common Stock acquired pursuant to the Option Agreement (including, with respect to such stockholders meeting, adjourning such meeting, resetting the record date of such meeting and/or resetting the date of such meeting).

          SECTION 5.12.  Golf Tournament.  With respect to the "Bruno's
                         ---------------

Memorial Classic" Senior PGA Golf Tournament conducted in Birmingham, Alabama by the Bruno's Memorial Classic Foundation (the

"Golf Tournament"), it is agreed and understood that the Company shall, for
 ---------------

the 1995 and 1996 Golf Tournaments, continue to provide economic and organizational support, at the same aggregate level and in the same manner,

taken as a whole, to the Golf Tournament as has been provided to the Golf

Tournament by the Company over the prior three years, including, without limitation, aid in the solicitation and recruiting of participation of vendors and suppliers as sponsors and Pro-Am participants by providing display space in food stores to vendors and suppliers without cost to the

Golf Tournament and by assisting the Golf Tournament in communicating with those vendors and suppliers.  The Company represents that it has fully and accurately described to Newco the aggregate level and manner of economic and organizational support provided to the Golf Tournaments by the Company over the prior three years.

                                 ARTICLE VI

                            Conditions Precedent
                            --------------------

          SECTION 6.01.  Conditions to Each Party's Obligation To Effect
                         -----------------------------------------------

the Merger.  The respective obligation of each party to effect the Merger
- ----------

is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Company Stockholder Approval.  The Company Stockholder
               ----------------------------

     Approval shall have been obtained.

          (b)  HSR Act.  The waiting period (and any extension thereof)
               -------

     applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c)  No Injunctions or Restraints.  No temporary restraining
               ----------------------------

     order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall use their
             --------  -------

     best efforts to have any such injunction, order, restraint or prohibition vacated.

          (d)  Form S-4.  The Form S-4 shall have become effective under
               --------

     the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Common Stock of the Company following the Merger shall have been complied with.

          SECTION 6.02.  Conditions to Obligations of Newco.  The
                         ----------------------------------

obligations of Newco to effect the Merger are further subject to the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------

     warranties of the Company set forth in this Agreement shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.  Newco shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

          (b)  Performance of Obligations of the Company.  The Company
               -----------------------------------------

     shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a Material

     Adverse Effect with respect to the Company or adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder).

          (c)  Consents, etc.  Newco shall have received evidence, in form
               --------------

     and substance reasonably satisfactory to it, that such licenses

     (including, without limitation, the continued availability of all beer, wine and/or liquor licenses), permits, consents, approvals,

     authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Newco or the Company or the failure of which to have received would not (as compared to the situation in which such license, permit,

     consent, approval, authorization, qualification or order had been obtained) materially dilute the aggregate benefits to Newco of the transactions reasonably contemplated hereby.

          (d)  No Litigation.  There shall not be pending or threatened by
               -------------

     any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the

     Stockholders Agreement or seeking to obtain from Parent, Newco or any of their affiliates any damages that are material to any such party,

     (ii) seeking to prohibit or limit the ownership or operation by the

     Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company or any of its subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company or any of its subsidiaries,

     as a result of the Merger or any of the other transactions contemplated by this Agreement or the Stockholders Agreement, (iii)

     seeking to impose limitations on the ability of Parent or Newco (or any designee of Newco pursuant to the Option Agreement) to acquire or hold, or exercise full rights of ownership of, any shares of Company

     Common Stock, including, without limitation, the right to vote the

     Company Common Stock on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

          (e)  Affiliate Letters.  Newco shall have received the agreements
               -----------------

     referred to in Section 5.07.

          (f)  Financing.  The Company shall have received the proceeds of
               ---------

     financing on terms satisfactory to Newco in an amount sufficient to consummate the transactions contemplated by this Agreement, including,

     without limitation (i) to pay, with respect to all shares of Company

     Common Stock in the Merger, the Cash Election Price pursuant to

     Section 2.01(c)(ii) (subject to Section 2.03), (ii) to refinance the outstanding indebtedness of the Company, including, without limitation, the Senior Notes, the Credit Agreement and any other debt to be refinanced, (iii) to pay any fees and expenses in connection with the transactions contemplated by this Agreement or the financing thereof and (iv) to provide for the working capital needs of the

     Company following the Merger, including, without limitation, letters of credit.

               SECTION 6.03.  Conditions to Obligation of the Company.  The
                              ---------------------------------------

     obligation of the Company to effect the Merger is further subject to the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------

     warranties of Newco set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this

     Agreement and as of the Closing Date as though made on and as of the

     Closing Date.  The Company shall have received a certificate signed on behalf of Newco by an authorized officer of Newco to the effect set forth in this paragraph.

     (b)  Performance of Obligations of Newco.  Newco shall have performed
          -----------------------------------

the obligations required to be performed by them under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to Newco or adversely affect the ability of Newco to consummate the transactions herein contemplated or perform its obligations hereunder).

                                ARTICLE VII

                     Termination, Amendment and Waiver
                     ---------------------------------

          SECTION 7.01.  Termination.  This Agreement may be terminated and
                         -----------

abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

          (a)  by mutual written consent of Newco and the Company; or

          (b)  by either Newco or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c)  by either Newco or the Company if the Merger shall not have been consummated on or before October 31, 1995 (other than due to the failure of the party seeking to
     terminate this Agreement to perform its obligations under this

     Agreement required to be performed at or prior to the Effective Time of the Merger); or

          (d)  by Newco, if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; provided, however, that
                                                 --------  -------

     unless Newco shall otherwise notify the Company within two weeks after such failure to obtain the required vote, this Agreement shall automtically terminate without any further action by any of the parties hereto; or

          (e)  by Newco, if the Company shall have (1) withdrawn, modified or amended in any respect adverse to Newco its approval or recommendation of this Agreement or any of the transactions contemplated herein, (2) failed as soon as practicable to mail the

     Proxy Statement to its stockholders or failed to include in such statement such recommendation, (3) recommended any Transaction

     Proposal from a person other than Newco or any of its affiliates or

     (4) resolved to do any of the foregoing; or

          (f)  by Newco, if (i) the Company shall have exercised a right specified in the first proviso to Section 5.08 with respect to any

     Transaction Proposal and shall, directly or through agents or representatives, continue discussions with any third party concerning such Transaction Proposal for more than 10 business days after the date of receipt of such

     Transaction Proposal; (ii) taken any action described in clause (v) of the first proviso to Section 5.08; or (iii) (1) a Transaction Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to the specificity of such price proposal)

     and (2) the Company shall not have rejected such proposal within 10 business days of its receipt or the date its existence first becomes publicly disclosed, if sooner; or

          (g)  by the Company, if the Company exercises, pursuant to

     Section 5.08, the right specified in clause (iv) of the first proviso to Section 5.08; or

          (h)  by Newco, on or before the close of the business on the later of (x) May 8, 1995 and (y) the tenth calendar day after all information to be included in the Disclosure Schedule has been delivered to Newco (the later of such dates, the "Section 7.01(h)
                                                       ---------------

     Date"), if Newco and its affiliates shall not be satisfied in its sole
     ----

     discretion with the results of its due diligence investigation of the

     Company and its subsidiaries.  The parties hereby agree and acknowledge that neither any such investigation nor any failure by

     Newco to exercise its right of termination pursuant to this paragraph

     (h) shall (i) diminish in any way or otherwise affect the rights afforded to it pursuant to Section 5.02 or (ii) affect in any way any representations or warranties of the Company herein contained or the conditions to the obligations of the parties hereto.

          SECTION 7.02.  Effect of Termination.  In the event of
                         ---------------------

termination of this Agreement by either the Company or Newco as provided in

Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Newco or the

Company, other than the provisions of Section 3.01(n), the last sentence of

Section 5.02(a), the second sentence of Section 5.11, this Section 7.02,

Section 8.02 and Section 8.07.  Nothing contained in this Section shall relieve any party for any breach of the representations, warranties,

covenants or agreements set forth in this Agreement.

          SECTION 7.03.  Amendment.  This Agreement may be amended by the
                         ---------

parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company;

provided, however, that after any such approval, there shall be made no
- --------

amendment that by law requires further approval by such stockholders without the further approval of such stockholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.04.  Extension; Waiver.  At any time prior to the
                         -----------------

Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties,

(b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05.  Procedure for Termination, Amendment, Extension or
                         --------------------------------------------------

Waiver.  A termination of this Agreement pursuant to Section 7.01, an
- ------

amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require in the case of Newco or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                ARTICLE VIII

                             General Provisions
                             ------------------

          SECTION 8.01.  Nonsurvival of Representations and Warranties.
                         ---------------------------------- ----------

None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective

Time of the Merger and all such representations and warranties will be extinguished on consummation of the Merger and neither the Company nor any officer, director or employee or shareholder shall be under any liability whatsoever with respect to any such representation or warranty after such time.  This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective

Time of the Merger.

          SECTION 8.02.  Fees and Expenses.  (a)  In addition to any other
                         -----------------

amounts which may be payable or become payable pursuant to any other paragraph of this Section 8.02, the Company shall (provided that (i) Newco is not then in material breach of its obligations under this

Agreement and (ii) Newco has not exercised its right of termination pursuant to Section 7.01(h) hereof), promptly, but in no event later than one business day after the termination of this Agreement (or from time to time after Closing), reimburse KKR & Co. for all out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers,

experts and consultants to Newco and its affiliates), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement, the

Option Agreement and the Stockholders Agreement and the financing thereof;

provided that, except as set forth in the next succeeding proviso or with
- --------

respect to any reimbursement following the Closing, in no event shall the

Company be required to pay in excess of an aggregate of $3 million pursuant to this paragraph (a); and provided further that in the event a fee is
                           -------- -------

payable to KKR & Co. pursuant to Section 8.02(b) hereof, the Company shall be required to pay expenses pursuant to this paragraph (a) up to a maximum of $12.5 million.

          (b) (i)  If this Agreement shall have been terminated in

accordance with its terms and either of the following shall have occurred
                          ---

prior to such termination: (A) any corporation (including the Company or any of its subsidiaries or affiliates),
partnership, person, other entity or "group" (as referred to in Section

13(d)(3) of the Exchange Act) other than Newco or any of its affiliates

(collectively, "Persons") shall have become the beneficial owner of more
                -------

than 20% of the outstanding shares of Company Common Stock; or (B)(x) any

Person (other than Newco or any of its affiliates) shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (including being known by stockholders of the Company owning of record or beneficially in the aggregate 5% or more of the outstanding shares of Company Common Stock) a bona fide intention to make a Transaction

Proposal (including by making such a Transaction Proposal) and (y) on or
                                                           ---

prior to October 31, 1996, the Company either consummates with a Person a transaction the proposal of which would otherwise qualify as a Transaction

Proposal under Section 5.08 or enters into an agreement with a Person with respect to a transaction the proposal of which would otherwise qualify as a

Transaction Proposal under Section 5.08 (whether or not such Person is the

Person referred to in clause (x) above); or

         (ii)  if this Agreement is terminated pursuant to Section 7.01(e),

Section 7.01(f) or Section 7.01(g);



then the Company shall, (1) in the case of clause (b)(i)(A) and (b)(ii)

above, promptly, but in no event later than one business day after the termination of this Agreement and (2) in the case of clause (b)(i)(B)

above, promptly, but in no event later than one business day after an event specified in subclause (y)
thereof shall have occurred, pay KKR & Co. a fee of $30 million in cash,

which amount shall be payable in same day funds.  No termination of this

Agreement at a time when a fee is reasonably expected to be payable pursuant to this Section 8.02(b) following termination of this Agreement shall be effective until such fee is paid.  Only one fee in the aggregate of $30 million shall be payable pursuant to this Section 8.02(b).  No amount payable pursuant to any of the other provisions of this Section 8.02 shall reduce the amount of the fee payable pursuant to this paragraph (b).



          (c)  If the Merger shall be consummated in accordance with this

Agreement, then the Company following the Merger shall pay to KKR & Co., on the Closing Date, a fee of $15 million in cash, which amount shall be payable in same day funds.  No amount payable pursuant to any of the other provisions of this Section 8.02 shall reduce the amount of the fee payable pursuant to this paragraph (c).

          (d)  In addition to the other provisions of this Section 8.02, in the event a fee is or becomes payable pursuant to Section 8.02(b) hereof,

the Company agrees promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts,

to reimburse KKR & Co. and Newco for all reasonable out-of-pocket costs,

fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting the expenses pursuant to paragraph (a) of this

Section and the fee pursuant to paragraph

(b) of this Section, as a result of any breach by the Company of its obligations under this Section 8.02.

          (e)  Except as provided otherwise in paragraph (a) above, all costs and expenses incurred in connection with this Agreement, the Option

Agreement and the Stockholders Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses,

except that the Company shall pay all costs and expenses (i) in connection with printing and mailing the Proxy Statement and the Form S-4, as well as all SEC filing fees relating to the transactions contemplated herein and

(ii) of obtaining any consents of any third party.

          SECTION 8.03.  Notices.  All notices, requests, claims, demands
                         -------

and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier

(providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Newco, to

               c/o Kohlberg Kravis Roberts & Co.
               9 West 57th Street
               New York, New York  10019

               Attention:  Paul E. Raether

          with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017

               Attention:  David J. Sorkin, Esq.

          (b)  if to the Company, to

               Bruno's, Inc.
               800 Lakeshore Parkway
               Birmingham, Alabama 35211

               Attention:  Ronald G. Bruno

          with copies to:

               Sirote & Permutt
               2222 Arlington Avenue South
               Birmingham, Alabama  35205

               Attention:  Richard Cohn, Esq.

          SECTION 8.04.  Definitions.  For purposes of this
                         -----------

Agreement:

          (a)  an "affiliate" of any person means another person that
                   ---------

     directly or indirectly, through one or more intermediaries, controls,

     is controlled by, or is under common control with, such first person;

          (b)  "knowledge" with respect to the Company means the actual
                ---------

     knowledge of the following officers and employees (as well as any of their successors) of the Company and its subsidiaries:  Ronald G.

     Bruno, Glenn J. Griffin, Kenneth J. Bruno, Paul F. Garrison and R.

     Michael Conley, and, without duplication, the employees in charge of environmental, tax, labor, employee benefits and real estate matters or any of the foregoing, in each case after reasonable investigation and inquiry.

          (c)  "Material Adverse Change" or "Material Adverse Effect"
                -----------------------      -----------------------

     means, when used in connection with the Company, any change or effect that either individually or in the aggregate with all other such changes or effects is
     materially adverse to the business, assets, operations, properties,

     condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries (including the Ventures) taken as a whole;

          (d)  "person" means an individual, corporation, partnership,
                ------

     joint venture, association, trust, unincorporated organization or other entity; and

          (e)  a "subsidiary" of any person means another person, an amount
                  ----------

     of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its

     Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.05.  Interpretation.  When a reference is made in this
                         --------------

Agreement to a Section, Exhibit or Schedule, such reference shall be to a

Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include",

"includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.06.  Counterparts.  This Agreement may be executed in
                         ------------

one or more counterparts, all of which shall be considered one and the same agreement and shall become effective
when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.07.  Entire Agreement; No Third-Party Beneficiaries.
                         ----------------------------------------------

This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings,

both written and oral, among the parties with respect to the subject matter of this Agreement.  This Agreement, other than Sections 5.05 and 8.02, is not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.08.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
                         -------------

BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA,

REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE

PRINCIPLES OF CONFLICTS OF LAWS.

          SECTION 8.09.  Assignment.  Neither this Agreement nor any of the
                         ----------

rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.10.  Enforcement.  The parties agree that irreparable
                         -----------

damage would occur in the event that any of the provisions of this

Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an
injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

          IN WITNESS WHEREOF, Newco and the Company have caused this

Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                              CRIMSON ACQUISITION CORP.


                              By: /s/ James H. Greene, Jr.
                                 ---------------------------------
                                 Name:  James H. Greene, Jr.
                                 Title: President


                              BRUNO'S, INC.


                              By: /s/ Ronald G. Bruno
                                 ----------------------------------
                                 Name:  Ronald G. Bruno
                                 Title: Chairman CEO

                                                                  EXHIBIT A



               AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                     OF

                               BRUNO'S, INC.



STATE OF ALABAMA     )
                     )
COUNTY OF JEFFERSON  )

TO THE HONORABLE JUDGE OF PROBATE OF JEFFERSON COUNTY, ALABAMA:



          Pursuant to the provisions of Article 10 of Chapter 2B of Title
10 of the Code of Alabama of 1975 (Sec. 10-2B-10.01, et seq.), the undersigned
                                                  -- ---
corporation executes the following Amended and Restated Articles of
Incorporation:

          FIRST:  The name of the corporation is Bruno's, Inc.

          SECOND: The Articles of Incorporation of the corporation shall be amended and restated as set forth below:

          1.  The name of the Corporation is Bruno's, Inc.

          2.  The duration of the Corporation is perpetual.

          3. The purpose or purposes for which the Corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including, but not limited to, acquiring, purchasing, investing in or engaging in a business combination or joint venture with, however any of the foregoing may be structured, any corporation, partnership, limited liability company or other entity engaged, in whole or in part, in the manufacturing, marketing, distribution, provision or sale of clothing, food, pharmaceuticals, consumer goods and services, or other goods or services; following any such transaction, to engage in any business theretofore conducted by any business entity which was party to any such transaction; and to engage in any financing or other transactions necessary, appropriate or convenient to effect any of the purposes for which the Corporation is organized.

          4. The total number of shares of capital stock that the Corporation is authorized to issue is 30,000,000 shares of Common Stock, par value $0.01 each.

          5. The registered office and registered agent of the Corporation is The Corporation Company, 60 Commerce Street, Montgomery, AL 36104.

          6. (a) The names and addresses of the current individuals who are to serve as the directors of the Corporation are as follows:

                    Paul E. Raether
                    9 West 57th Street
                    New York, New York  10019

                    James H. Greene, Jr.
                    9 West 57th Street
                    New York, New York  10019

                    Nils P. Brous
                    9 West 57th Street
                    New York, New York  10019

Such persons shall serve as directors of the Corporation until the first annual meeting of shareholders of the Corporation and until their successors are elected and shall qualify.

          (b) The number of directors of the Corporation shall consist of not less than three nor more than fifteen persons, the exact number of persons within such minimum and maximum limitations being fixed from time to time by the board of directors of the Corporation pursuant to resolutions adopted by a majority of the persons constituting the board of directors at the time such resolutions are adopted. The board of directors shall have the power to fill all vacancies occurring on the board of directors, including, without limitation, any vacancies resulting from an increase in the number of directors within the minimum and maximum limitations on the number of directors of the Corporation set forth in this
Article 6.

          7.  The name and address of the incorporators are as follows:

                    Joseph Bruno
                    729-10th Avenue, West
                    Birmingham, Alabama

                    Angelo J. Bruno
                    1229 Bush Circle
                    Birmingham, Alabama

                    Lee J. Bruno
                    928-5th Place, West
                    Birmingham, Alabama

                    Anthony J. Bruno
                    1606-27th Street, North

                    Birmingham, Alabama

                    Sam Bruno
                    1000-53rd Street, South
                    Birmingham, Alabma

          8. The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

          9. Every person who is or was a director or an officer of the Corporation shall be indemnified by the Corporation to the fullest extent allowed by law, including the indemnification permitted by Section 10-2B-
8.58 of the Alabama Business Corporation Act, against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or an officer of or of serving or having served in any capacity with any other enterprise at the request of the Corporation, whether or not that person is a director or an officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred. During the pendency of any such proceeding, the Corporation shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by a director or an officer in connection with the proceeding, subject to the receipt by the Corporation of a written affirmation and a written undertaking as required by law.

          10. A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Act or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or
(v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. Any repeal or modification of this provision by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

          11. No shareholder shall have a preemptive right to purchase shares of any class of capital stock of the Corporation, including treasury shares.

          THIRD:  The foregoing Amended and Restated Articles of
Incorporation were adopted by the shareholders of the corporation on ____________, 1995, in the manner prescribed by the Alabama Business Corporation Act.

          FOURTH: The Common Stock of the corporation, par value $.01 per share, was the only voting group entitled to vote on such Amended and Restated Articles of Incorporation. As of the record date for the meeting of shareholders at which said amendment was adopted, there were ___________ shares of such Common Stock outstanding, and the holders of such shares were entitled to cast one vote per share, or an aggregate of _________ votes. There were _____ votes entitled to be cast by the holders of the Common Stock of the corporation indisputably represented at the meeting.

          FIFTH: The total number of votes cast for the adoption of such Amended and Restated Articles of Incorporation by the holders of the Common Stock of the corporation was ___________, and the total number of votes cast against the adoption of such Amended and Restated Articles of Incorporation by the holders of the Common Stock of the corporation was _________, and the number of votes cast for the adoption of said Amended and Restated Articles of Incorporation was sufficient for approval of the Amended and Restated Articles of Incorporation by the holders of the Common Stock of the corporation.


          Dated this ______ day of ___________ , 1995.

                                   BRUNO'S, INC.


                                   By ________________________________
                                      (Name of Officer Executing Document)

                                   Its _______________________________

This instrument prepared by:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017-3954

                                                                  EXHIBIT B



                      Form of Company Affiliate Letter
                      --------------------------------


Gentlemen:

          The undersigned, a holder of shares of Common Stock, par value

$.01 per share ("Company Stock"), of Bruno's, Inc., an Alabama corporation
                 -------------

(the "Company"), is entitled to retain in connection with the merger (the
      -------

"Merger") of the Company with Crimson Acquisition Inc., an Alabama
 ------

corporation, securities (the "Securities") of the Company.  The undersigned
                              ----------

acknowledges that the undersigned may be deemed an "affiliate" of the

Company within the meaning of Rule 145 ("Rule 145") promulgated under the
                                         --------

Securities Act of 1933 (the "Act"), although nothing contained herein
                             ---

should be construed as an admission of such fact.

          If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Securities retained by the undersigned pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available.  The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules

144 and 145(d) promulgated under the Act.

          The undersigned hereby represents to and covenants with the

Company that the undersigned will not sell, assign or transfer any of the

Securities retained by the undersigned
pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under
                              ---

the Act.

          In the event of a sale or other disposition by the undersigned of

Securities pursuant to Rule 145, the undersigned will supply the Company with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto.  The undersigned understands that the Company may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the

Securities sold as indicated in the letter.

          The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities retained by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Company from independent counsel reasonably satisfactory to the Company to the effect that such legends are no longer required for purposes of the Act.

          The undersigned acknowledges that (i) the undersigned has

carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities and (ii) the receipt by Newco of this letter is an inducement and a condition to Newco's obligations to consummate the Merger.

                              Very truly yours,



Dated:

                                                                    ANNEX I
                                                               TO EXHIBIT B








[Name]                                                               [Date]







          On __________________ the undersigned sold the

securities ("Securities") of the Company (the "Company") described below in
             ----------                        -------

the space provided for that purpose (the "Securities").  The Securities
                                          ----------

were retained by the undersigned in connection with the merger of Crimson

Acquisition Corp. with and into Bruno's, Inc.

          Based upon the most recent report or statement filed by the

Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").
              ---

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in

Section 3(a)(38) of the Securities Exchange Act of 1934, as amended.  The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                              Very truly yours,







            [Space to be provided for description of securities]